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                                                          Exhibit 21.1


              SUBSIDIARIES OF MAXWELL TECHNOLOGIES, INC.

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ENTITY                                                       STATE/COUNTRY OF INCORPORATION

Maxwell Technologies Systems Division, Inc.             California
PurePulse Technologies, Inc.                            Delaware
Maxwell Electronic Components Group, Inc.               California
I-Bus/Phoenix, Inc.                                     California
* MML Acquisition Corp.                                 Delaware
* I-Bus/Phoenix (UK) Ltd.                               United Kingdom
* I-Bus (UK) Ltd.                                       United Kingdom
* Calphobytax, Ltd.                                     United Kingdom
* Portwell UK, Ltd.                                     United Kingdom
* I-Bus Manufacturing Ltd.                              United Kingdom
* Graphic Vision, Ltd.                                  United Kingdom
* Tri-Map Ltd.                                          United Kingdom
* I-Bus/Phoenix France SA                               France
* I-Bus/Phoenix GmbH                                    Germany

* Indirect Subsidiary

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